Exhibit 10.2

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made as of April 6, 2021, by and among AST SpaceMobile, Inc., a Delaware corporation (the “Company”) and New Providence Management LLC, a Delaware limited liability company (the “NPA Sponsor” or the “Voting Party”).

RECITALS

WHEREAS, the Company has entered into that certain Equity Purchase Agreement, dated as of December 15, 2020 (as it may be amended or supplemented from time to time, the “Purchase Agreement”), by and among (i) AST & Science LLC, a Delaware limited liability company (“OpCo”), (ii) Abel Avellan (“Avellan”); (iii) Invesat LLC, a Delaware limited liability company (“Invesat”); (iv) Vodafone Ventures Limited, a private limited company incorporated under the Laws of England and Wales (“Vodafone”); (v) Rakuten Mobile Singapore PTE. LTD, a Singapore private limited company (“Rakuten”), (vi) ATC TRS II LLC, a Delaware limited liability company (“American Tower”); (vii) Tom Severson; (viii) Samsung Next Fund LLC; (ix) New Providence Acquisition Corp., a Delaware corporation and predecessor to the Company (“NPA”); and (x) New Providence Management LLC, a Delaware limited liability company (“Sponsor”), pursuant to which the parties thereto have agreed to consummate the transactions contemplated by the Purchase Agreement (collectively, the “Transaction”);

WHEREAS, pursuant to the Purchase Agreement, among other things, the Class B common stock of NPA, held by the Voting Party, converted into an equivalent number of shares of Class A Common Stock (as defined below) of the Company;

WHEREAS, in connection with the Transaction, the Company and the Voting Party are party to a Registration Rights Agreement, dated as of the date hereof (as it may be amended, supplemented, restated and/or modified from time to time, the “Registration Rights Agreement”);

WHEREAS, in connection with the Transaction, the Voting Party has agreed to execute and deliver this Agreement;

WHEREAS, as of immediately following the closing of the Transaction (the “Closing”), the Voting Party Beneficially Owns (as defined below) the number of shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) of the Company as set forth on Annex A hereto;

WHEREAS, the number of shares of Common Stock Beneficially Owned by the Voting Party may change from time to time, in accordance with the terms of (w) the Purchase Agreement, (x) the Amended and Restated Certificate of Incorporation of the Company, as it may be amended, supplemented and/or restated from time to time (the “Charter”), (y) the by-laws of the Company, as they may be amended, supplemented and/or restated from time to time (the “By-laws”) and (z) the Registration Rights Agreement, which changes shall be reported by the Voting Party in accordance with the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

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WHEREAS, the parties hereto desire to enter into this Agreement to provide for voting agreements, pursuant to which the Voting Party’s shares of Common Stock will be voted with respect to elections of the Company’s board of directors (the “Board”).

NOW THEREFORE, in consideration of the foregoing and of the promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Definitions. Capitalized terms used herein but not defined in this Agreement shall have the meanings ascribed to them in the Purchase Agreement. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings indicated when used in this Agreement with initial capital letters:

“AST Equityholders” shall mean Avellan, Invesat, Vodafone, Rakuten and American Tower.

“Board” shall mean the board of directors of the Company.

“Common Stock” shall mean the Company’s Class A Common Stock, Class B common stock, par value $0.0001 per share, and Class C common stock, par value $0.0001 per share.

“Law” shall mean any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order.

“Lock-up” shall have the meaning set forth in the Stockholders Agreement.

“Necessary Action” shall mean, with respect to any party and a specified result, all actions (to the extent such actions are not prohibited by applicable Law, within such party’s control and do not directly conflict with any rights expressly granted to such party in this Agreement, the Purchase Agreement, the Registration Rights Agreement, the Charter or the By-laws) reasonably necessary and desirable within its control to cause such result, including, without limitation (i) calling special meetings of the Board and the stockholders of the Company, (ii) voting or providing a proxy with respect to the Voting Shares beneficially owned by such party, (iii) voting in favor of the adoption of stockholders’ resolutions and amendments to the Charter or the By-laws, (iv) requesting members of the Board (to the extent such members were elected, nominated or designated by the party obligated to undertake such action) to act (subject to any applicable fiduciary duties) in a certain manner or causing them to be removed in the event they do not act in such a manner and (v) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such a result.

“OpCo Common Units” shall mean the “Common Units” of OpCo as defined in the OpCo LLCA.

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“OpCo LLCA” shall mean the Fifth Amended and Restated Limited Liability Company Operating Agreement of OpCo, dated as of April 6, 2021, as it may be amended, supplemented, restated and/or modified from time to time.

“Person” shall mean individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a governmental authority.

“Stockholders Agreement” shall mean the Stockholders Agreement, dated as of April 6, 2021, by and among the Company, the Voting Party and the AST Equityholders, as it may be amended, supplemented, restated and/or modified from time to time.

“Sunset Date” shall mean, the first date, following the Closing Date, on which either (i) the Avellan Holders Beneficially Own a number of shares of Class A Common Stock representing less than twenty percent (20%) of the number of shares of Class A Common Stock Beneficially Owned by the Avellan Holders immediately following the Closing Date (assuming, for this purpose, that all outstanding OpCo Common Units are and were exchanged at the applicable times of measurement by the AST Equityholders for shares of Class A Common Stock in accordance with the OpCo LLCA and without regard to the Lock-Up or any other restriction on exchange) or (ii) Avellan dies or becomes Permanently Incapacitated.

2. Agreement to Vote. During the term of this Agreement, the Voting Party shall vote or cause to be voted all securities of the Company that may be voted in the election of the Company’s directors registered in the name of, or beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act, including by the exercise or conversion of any security exercisable or convertible for shares of Common Stock, but excluding shares of stock underlying unexercised options or warrants) (“Beneficially Owned” or “Beneficial Ownership”) by the Voting Party, including any and all securities of the Company acquired and held in such capacity subsequent to the date hereof (hereinafter referred to as the “Voting Shares”), in accordance with the provisions of this Agreement, including, without limitation, voting or causing to be voted all Voting Shares Beneficially Owned by the Voting Party so that the Board is comprised of the Persons designated pursuant to the Stockholders Agreement. Except as explicitly provided in this Agreement, the Voting Party is free to vote or cause to be voted all Voting Shares Beneficially Owned by the Voting Party. For the avoidance of doubt, nothing in this Section 2 shall require the Voting Party to exercise or convert any security exercisable or convertible for voting securities of the Company.

3. Voting. The Voting Party agrees not to take, directly or indirectly, any actions (including removing directors in a manner inconsistent with this Agreement) that would knowingly frustrate, obstruct or otherwise affect the provisions of this Agreement and the intention of the parties hereto with respect to the composition of the Board as herein stated. The Voting Party, to the extent not prohibited by the Charter, shall vote all Voting Shares held by the Voting Party in such manner as may be necessary to elect and/or maintain in office as members of the Board those individuals designated in accordance with Section 3 of the Stockholders Agreement and to otherwise effect the intent of the provisions of this Agreement or the Stockholders Agreement; provided that, notwithstanding the foregoing, the parties agree that, at all times, at least three (3) directors shall be independent and qualified to serve on the audit committee under Nasdaq Rules. The Voting Party further agrees until the Sunset Date (i) to take all Necessary Action reasonably available within its power, including casting all votes to which the Voting Party is entitled in respect of its Voting Shares, whether at any annual or special meeting, by written consent or otherwise, so as to vote its Voting Shares on all matters submitted to the stockholders of the Company in accordance with the recommendation of the Board and (ii) not to grant, or enter into a binding agreement with respect to, any proxy to any Person in respect of such party’s equity securities of the Company that would prohibit such party from casting such votes in accordance with clause (i) of this Section 3.

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4. No Other Voting Trusts or Other Arrangement. The Voting Party shall not, and shall not permit any entity under the Voting Party’s control to (a) deposit any Voting Shares or any interest in any Voting Shares in a voting trust, voting agreement or similar agreement, (b) grant any proxies, consent or power of attorney or other authorization or consent with respect to any of the Voting Shares or (c) subject any of the Voting Shares to any arrangement with respect to the voting of the Voting Shares, in each case, that conflicts with or prevents the implementation of this Agreement.

5. Additional Shares. The Voting Party agrees that all securities of the Company that may vote in the election of the Company’s directors that the Voting Party purchases, acquires the right to vote or otherwise acquires Beneficial Ownership of (including by the exercise or conversion of any security exercisable or convertible for shares of Common Stock) after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute Voting Shares for all purposes of this Agreement.

6. No Agreement as Director or Officer. The Voting Party is signing this Agreement solely in its capacity as a stockholder of the Company. The Voting Party makes no agreement or understanding in this Agreement in such Voting Party’s or any of its representatives’ capacity as a director or officer of the Company or any of its Subsidiaries (if Voting Party holds such office). Nothing in this Agreement will limit or affect any actions or omissions taken by the Voting Party or any of its representatives in his, her or its capacity as a director or officer of the Company, and no actions or omissions taken in such Voting Party’s or any of its representatives’ capacity as a director or officer shall be deemed a breach of this Agreement. Nothing in this Agreement will be construed to prohibit, limit or restrict the Voting Party or any of its representatives from exercising its, his or her fiduciary duties as an officer or director to the Company or its stockholders.

7. Termination. This Agreement shall terminate automatically (without any action by any party hereto) on the first date on which the Voting Party no longer has the right to designate a director to the Board under the Stockholder Agreement.

8. Stock Splits, Stock Dividends, etc.. In the event of any stock split, stock dividend, recapitalization, reorganization or the like, any securities issued with respect to Voting Shares held by the Voting Party shall become Voting Shares for purposes of this Agreement. During the term of this Agreement, all dividends and distributions payable in cash with respect to the Voting Shares shall be paid to the Voting Party and all dividends and distributions payable in Common Stock or other equity or securities convertible into equity with respect to the Voting Shares shall be paid, as applicable, to the Voting Party, but all dividends and distributions payable in Common Stock or other equity or securities convertible into equity shall become Voting Shares for purposes of this Agreement.

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9. Governing Law. This Agreement, the rights and duties of the parties hereto, any disputes (whether in contract, tort or statute), and the legal relations between the parties arising hereunder shall be governed by and interpreted and enforced in accordance with the Laws of the State of Delaware without reference to its conflicts of laws provisions.

10. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall be brought against any of the parties in the Court of Chancery of the State of Delaware (the “Chancery Court”) (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such courts.

11. Representations and Warranties. The representations and warranties of the Voting Party set forth in Section 7 of the Stockholders’ Agreement are true and correct in all respects and apply to this Agreement mutatis mutandis.

12. Transfers. Notwithstanding anything to the contrary set forth in this Agreement or the Stockholders’ Agreement, the Voting Party may transfer any shares of Common Stock beneficially owned by it to any of (i) Alexander Coleman, (ii) Gary P Smith, (iii) James Bradley, and (iv) UBS O’Connor LLC or any funds, investment vehicles or accounts managed by it or its affiliates, for so long as they own an equity interest in the Voting Party (collectively, the “Voting Party Equityholders”); provided that, such Voting Party Equityholder executes a written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement and the Stockholders’ Agreement (including, without limitation, Section 9 of the Stockholders’ Agreement (Lock-up), which may be accomplished by addendum or certificate of joinder to this Agreement and the Stockholders’ Agreement (as applicable). The requirements of Section 19 of the Stockholders Agreement shall not apply to transfers of Common Stock made to the Voting Party Equityholders.

13. Miscellaneous. The provisions of Section 13 (Specific Enforcement), Section 15 (Amendments and Waivers), Section 17 (Assignment), Section 18 (Permitted Transferees) Section 19 (Other Rights), Section 20 (Severability), Section 23 (WAIVER OF JURY TRIAL), Section 24 (Counterparts), Section 25 (Notices), Section 26 (Entire Agreement), Section 27 (Effectiveness), of the Stockholders Agreement are hereby incorporated into, and shall apply to, this Agreement, mutatis mutandis.

[Remainder of page intentionally left blank; signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

COMPANY:
AST SpaceMobile, Inc.
a Delaware corporation

By:	/s/ Thomas Severson
Name:	Thomas Severson
Title:	Chief Financial Officer and Chief Operating Officer

[Signature Page to Voting Agreement]

VOTING PARTY:

New Providence Management LLC
a Delaware limited liability company

By:	/s/ Alexander Coleman
Name:	Alexander Coleman
Title:	Co-Chief Executive Officer

[Signature Page to Voting Agreement]

Annex A

Voting Shares

Holder	Address	Shares of Class A Common Stock	Warrants	Options	Other Equity Securities/Rights to Acquire Equity Securities
New Providence Management LLC	10900 Research Blvd, Ste. 160C PMB 1081, Austin, TX 78759	5,710,000	—	—	—